JOHN F. BODKIN
                          6106 E. 32nd Place, Suite 101
                                 Tulsa, OK 74135












Albert L. Welsh, President
TechLite, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of TechLite, Inc. should the proposed merger between it and TechLite Applied Sciences, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                                             Sincerely,

                                             /s/ John F. Bodkin
                                             ------------------
                                             John F. Bodkin



Dated:  January 13, 1999


                                                                    Exhibit 23.4
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